Exhibit 10.5.2

April 13, 2015

PAXmed, Inc.

420 Lexington Avenue, Suite 300

New York, New York 10170

CRT Capital Group LLC

262 Harbor Drive

Stamford, Connecticut 06902

Re:         Initial Public Offering

Gentlemen:

This letter is being delivered to you in connection with the initial public offering (“IPO”) of PAXmed Inc. (the “Company”) to be underwritten by several underwriters for whom CRT Capital Group LLC will serve as representative (collectively, the “Underwriters”).  In order to induce the Company and the Underwriters to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as beneficial owner of securities of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

1.           In order to minimize potential conflicts of interest which may arise from multiple affiliations, until such time as the undersigned ceases to be an officer of the Company, he will present to the Company for its consideration, prior to presentation to any other person or entity, any suitable business opportunity which may be reasonably required to be presented to the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

2.           The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

3.           This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding.

4.           The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

Michael Glennon
Print Name

/s/ Michael Glennon
Signature

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